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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SLI, Inc. 2000 Employee Stock Purchase Plan of our report dated February 10, 2001 (except for Note 21, as to which the date is March 22, 2001) with respect to the consolidated financial statements and schedule of SLI, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP

                                       /s/ Ernst & Young LLP

Boston, Massachusetts
June 28, 2001